Exhibit 99.1

Investor Presentation 1Q13

1 Copyright 2013 Berkshire Bank Michael P. Daly Chairman, President & CEO mdaly@berkshirebank.com 413-236-3194 David H. Gonci Capital Markets Director dgonci@berkshirebank.com 413-281-1973 Allison P. O’Rourke VP, Investor Relations Officer aorourke@berkshirebank.com 413-236-3149

Who We Are Full Service Regional Bank with a distinctive brand and culture, strong middle market opportunities and a solid track record for results 2 Copyright 2013 Berkshire Bank

Who We Are Assets: $5.3 billion Loans: $4.0 billion Deposits: $4.1 billion AUM: $1.0 billion Branches: 75 plus 10 lending offices Footprint: New England and Central New York Shareholder’s Equity: $670 million Market Capitalization: $630 million NYSE: BHLB 3 Copyright 2013 Berkshire Bank

Why Invest In Us Strong financial condition Diversified income drivers Established footprint in attractive markets Experienced leadership team AMEB culture Well positioned for growth Increasing shareholder returns 4 Copyright 2013 Berkshire Bank

Strategy 5 Copyright 2013 Berkshire Bank

Invest in People & Infrastructure AMEB Culture Creates Success 6 Copyright 2013 Berkshire Bank Focused on hiring experts and building depth across the organization Performance driven culture managed by scorecards and 360 reviews RIGHT values encouraged and rewarded “If you don’t get the people process right, you will never fulfill the potential of your business.” Larry Bossidy, Execution

Invest in People & Infrastructure Disciplined recruitment of commercial lending teams in middle-market space drives profitability 7 Copyright 2013 Berkshire Bank Key Characteristics Established, well respected teams formerly attached to large banks focused outside of our regions Solid relationships within community Breakeven within first year

Invest in People & Infrastructure Continuous Six Sigma projects Upgraded core operating systems Better data mining leading to better analytics Elaborate scorecarding as basis for performance management Regional headquarters with local management 8 Copyright 2013 Berkshire Bank We maintain financial and operating discipline with scalable systems

Demonstrate Disciplined Growth 9 Copyright 2013 Berkshire Bank Decision making for loans, investments and M&A guided by strict metrics ROE Asset Quality Leverage Liquidity

Demonstrate Disciplined Growth 10 Copyright 2013 Berkshire Bank As we build our franchise, we are focused on organic revenue growth and opportunities across our footprint

Demonstrate Disciplined Growth Earnings accretion ROE benchmarks Cost save targets Payback target < 5 years on deal earnings and less than a year on overall earnings 11 Copyright 2013 Berkshire Bank Manage capital impact Balance cash and stock mix Modest reliance on revenue synergies Improving financial and demographic metrics Our approach to M&A remains disciplined with a focus on smart targets and shareholder returns

Demonstrate Disciplined Growth 12 Copyright 2013 Berkshire Bank ($ million) Revenue Growth We maintained positive operating leverage in 2012 by growing revenues at nearly twice the rate of expenses

Drive Profitability 13 Copyright 2013 Berkshire Bank Greater Efficiency Core Return on Assets Efficiency Ratio (Percent) Core ROA (Basis Points) 59.7% Our Efficiency Ratio and Core ROA have shown marked improvements over the last two years Driving towards a 55% Efficiency Ratio and Core Return on Assets of >1.10% Note: See end note about non-GAAP measures

Drive Profitability 14 Copyright 2013 Berkshire Bank Core EPS Growth Core Return on Equity Focused on achieving double digit Core ROE and double digit Core EPS growth Note: See end note about non-GAAP measures

Appendix 15 Copyright 2013 Berkshire Bank

Revenue & Loan Mix 16 Copyright 2013 Berkshire Bank Growing our commercial business lines without losing sight of our core retail base Note: All data is for 4Q12.

Financial Performance & Goals 17 Copyright 2013 Berkshire Bank 2010 2011 2012 2012 Q4 Financial Goals* Core revenue growth 9% 31% 40% 46% 7 - 10%+ per year Net interest margin 3.27% 3.57% 3.62% 3.67% 3.30 - 3.50%+ Fee income/total revenue 28% 24% 26% 26% 25 - 30%+ Efficiency ratio 71% 63% 59% 60% 53 - 57% Core ROA 0.52% 0.80% 0.98% 1.02% 1.10%+ Core ROE 3.6% 5.8% 7.5% 8.2% 10.0%+ Core ROTE 8.1% 11.9% 14.4% 15.5% 15.0%+ Core EPS Annualized $1.01 $1.54 $1.98 $2.16 $3.00+ Note: Core results exclude merger, divestiture, and systems conversion net charges after tax totaling $0.4 million in 2010, $10.4 million in 2011, $11.1 million in 2012 and $3.9 million in Q4 2012. GAAP EPS for those periods was $0.98, $0.97, $1.49 and $0.38 respectively. Core ROTE includes amortization of intangible assets in core return. Core revenue growth 2012 Q4 is compared to Q4 2011 *Performance goals are targeted run rate YE2015 and beyond

18 Copyright 2013 Berkshire Bank Forward Looking Statements. This document contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements include statements about anticipated financial results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may.“ There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements made in this document. NON-GAAP FINANCIAL MEASURES. This presentation references non-GAAP financial measures incorporating tangible equity and related measures, and core earnings excluding merger and other non-recurring costs. These measures are commonly used by investors in evaluating business combinations and financial condition. GAAP earnings are lower than core earnings primarily due to non-recurring merger and systems conversion related expenses. Reconciliations are in earnings releases at www.berkshirebank.com.

If you have any questions, please contact: Allison O’Rourke P.O. Box 1308 Pittsfield, MA 01202 Investor Relations Officer (413) 236-3149 aorourke@berkshirebank.com Committed to the RIGHT core values: Respect Integrity Guts Having Fun Teamwork